SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BlackRock Defined Opportunity Credit Trust

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1386051
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification no.)

100 Bellevue Parkway, Wilmington, Delaware (Address of Principal Executive Offices)	19809 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:     333-146252

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Shares of Beneficial Interest	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares – Common Shares" in Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-146252 and 811-22126), as filed electronically with the Securities and Exchange Commission (the "Commission") on December 19, 2007 (Accession No. 0001047469-07-010183) ("Registration Statement on Form N-2").

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKROCK DEFINED OPPORTUNITY CREDIT TRUST

By:	/s/ Anne F. Ackerley
Name:	Anne F. Ackerley
Title:	Vice President

Date: January 17, 2008